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                                                                    EXHIBIT 23.2

                      NOTICE OF INABILITY TO OBTAIN CONSENT

         Arthur Andersen LLP audited the Company's financial statements for and as of the years ended December 31, 2001 and December 31, 2000 included in this Form 10-K. These financial statements are incorporated by reference into the Company's previously filed Form S-8 Registration Statement File Nos. 2-89399, 33-48762, 33-61646, 33-61648, 333-15903 and 333-81265. After reasonable efforts, the Company has not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated February 1, 2002 into the previously mentioned registration statements. Accordingly, Arthur Andersen LLP will not be liable to investors under section 11 (a) of the Securities Act of 1933 because it has not consented to being named as an expert in these registration statements, and therefore such lack of consent may limit the recovery by investors from Arthur Andersen LLP.